                                                                  Exhibit (1)(m)

                               STATE OF MARYLAND



                                 DEPARTMENT OF

                            ASSESSMENTS AND TAXATION

             301 West Preston Street, Baltimore, Maryland  21201





                                                         DATE:  OCTOBER 18, 1994





         THIS IS TO ADVISE YOU THAT THE CERTIFICATE OF CORRECTION FOR THE ARCH FUND, INC. WAS RECEIVED AND APPROVED FOR RECORD ON OCTOBER 18, 1994 AT 3:03 PM.





FEE PAID:                         101.00





                                                                PAUL B. ANDERSON
                                                         CORPORATE ADMINISTRATOR

                              THE ARCH FUND, INC.

                           CERTIFICATE OF CORRECTION



                 The ARCH Fund, Inc., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

                 FIRST:    The title of the document being corrected is THE
ARCH FUND, INC.  ARTICLES SUPPLEMENTARY.

                 SECOND: The only party to the document being corrected is The Arch Fund, Inc.

                 THIRD:   The document being corrected was filed with the State
Department of Assessments and Taxation of Maryland on March 8, 1994.

                 FOURTH: The provision in the document as previously filed reads as follows:

                        "SECOND:  Pursuant to its powers under Section 4 of
                 Article VI of the Corporation's Articles of Incorporation
                 (the "Charter"), the Board of Directors of the Corporation has reclassified Thirty Million (30,000,000) authorized and unissued Class H Common Stock as follows:

                                                                                      Number of Shares
                 Classification                                                         Reclassified
                 --------------                                                         ------------
                 Class H                                                                10,000,000
                 Class H - Special Series 1                                             10,000,000
                 Class H - Special Series 2                                             10,000,000

                 pursuant to resolutions unanimously adopted by the Board of Directors of the Corporation on September 28, 1993."

         The provision in the document as corrected reads as follows:

                        "SECOND: Pursuant to its powers under Section 4
                 of Article VI of the Corporation's Articles of Incorporation (the "Charter"), the Board of Directors of the Corporation has classified Thirty Million (30,000,000) authorized and unissued shares of previously unclassified Common Stock as follows:




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

                                                                Number of Shares
                 Classification                                   Classified
                 --------------                                   ----------
                 Class H                                          10,000,000
                 Class H - Special Series 1                       10,000,000
                 Class H - Special Series 2                       10,000,000


                 pursuant to resolutions unanimously adopted by the Board of Directors of the Corporation on September 28, 1993."


                 IN WITNESS WHEREOF, this Certificate of Correction has been executed on behalf of the Corporation by its President and attested by its Secretary. The President acknowledges this Certificate of Correction to be the corporate act of the Corporation and certifies that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties for perjury.


Date:  October 17, 1994                           THE ARCH FUND, INC.


Attest:                                           By:/s/ Jerry V. Woodham
                                                     --------------------------
                                                     Jerry V. Woodham, President



/s/ W. Bruce McConnel, III
---------------------------------
W. Bruce McConnel, III, Secretary





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